EXHIBIT 10.4
AMENDMENT NO. 1
TO SUBORDINATED CREDIT AGREEMENT
     AMENDMENT NO. 1 dated as of July 1, 2007 (this “Amendment”) to the Subordinated Credit Agreement dated as of March 7, 2007 (as heretofore amended, supplemented or modified, the “Credit Agreement”) among ENCORE ENERGY PARTNERS OPERATING LLC, a Delaware limited liability company (the “Borrower”), ENCORE ENERGY PARTNERS LP, a Delaware limited partnership (“Parent”), and EAP OPERATING, INC., as the Lender.
W I T N E S S E T H :
     WHEREAS, the Borrower has requested that the Lender amend certain provisions of the Credit Agreement, and the Lender is willing to so amend such provisions on the terms and conditions set forth herein;
     NOW, THEREFORE, the parties hereto agree as follows:
     SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement, as amended hereby.
     SECTION 2. Amendments to Section 1.01. The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated their its entirety to read as follows:
     “Consolidated Current Liabilities” means, at any time, the current liabilities of Parent, the Borrower and its Consolidated Restricted Subsidiaries at such time, but excluding (i) current maturities of Long Term Debt of Parent, the Borrower and its Consolidated Restricted Subsidiaries outstanding at such time and (ii) Debt under this Agreement and Guarantees thereof.
     “Consolidated Net Interest Expense” means, for any period, the remainder of the following for Parent, the Borrower and its Consolidated Restricted Subsidiaries for such period: (a) interest expense, minus (b) interest income; provided, however, that for purposes of calculating the ratio set forth in Section 7.13(b), interest expense in respect of the Loan shall be excluded from the determination of “Consolidated Net Interest Expense”.
     SECTION 3. Representations. To induce the Lender to enter into this Amendment, Borrower hereby represents and warrants that, immediately after giving effect to this Amendment, there shall exist no Default or Event of Default and immediately after giving effect to this Amendment all representations and warranties contained in the Credit Agreement shall be true and correct in all material respects on and as of the date hereof except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

     SECTION 4. Effectiveness. This Amendment shall become effective when, and only when, the Lender shall have received a counterpart of this Amendment executed and delivered by Borrower, Parent and the Lender.
     SECTION 5. Effect of Amendment. From and after the effectiveness of this Amendment, each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall refer to the Credit Agreement as amended hereby. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders under the Credit Agreement or under any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.
     SECTION 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
     SECTION 7. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same agreement. This Amendment may be validly executed by facsimile or other electronic transmission.
     SECTION 8. Headings. Section headings are for convenience of reference only, and are not part of, and are not to be taken into consideration in interpreting, this Amendment.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:

ENCORE ENERGY PARTNERS OPERATING
LLC
By:	/s/ Robert C. Reeves

Robert C. Reeves, Vice President, Chief
Financial Officer, Treasurer and Secretary

ENCORE ENERGY PARTNERS LP
By:	Encore Energy Partners GP LLC, its sole
general partner

	By:	/s/ Robert C. Reeves

Robert C. Reeves, Senior Vice
President, Chief Financial Officer
and Treasurer

ENCORE OPERATING, INC., as Lender

By:	/s/ Jon S. Brumley

Jon S. Brumley, President and
Chief Executive Officer